TBS International Limited Announces Reallocation of Historical Earnings to Preference and Common Shares and Adjustment of Historical Number of Fully-Diluted Shares

Hamilton, Bermuda – July 28, 2005 – TBS International Limited (NASDAQ: TBSI) announced today that it will reallocate its basic earnings per share in its financial statements for fiscal 2004 and the first quarter of 2004 and 2005 between its convertible preference and common shares, and will adjust the number of fully diluted shares used in the computation of its historical earnings per share for fiscal 2004 and for the first quarter of 2004 and 2005, when TBS was a privately-held company and prior to its recapitalization in connection with its recent public offering. TBS noted that its historical financial statements were correct in all other respects, including all computations of revenue, expenses and net income. TBS added that the recapitalization eliminated all of the issues that led to the need to adjust its private-company share amounts.

TBS also noted that the pro forma financial statements included in the registration statement and prospectus for its recent public offering gave effect to the recapitalization and correctly computed the number of basic and fully diluted shares and the pro forma earnings per share for fiscal 2004 and the first quarter of 2004 and 2005, and that no adjustment to these pro forma financial statements is necessary.

The adjustments were required to correct the allocation of earnings between the Company's convertible preference and common shares to reflect the rights of the Company's convertible preference shares to participate, on an as-converted basis, in all dividends declared on the Company's Class C common shares according to EITF 03-06. No such dividends were ever declared. Diluted earnings per share was corrected to reflect the appropriate number of fully-diluted shares that could have been issued under a formula arrangement upon the exercise of three classes of warrants that were outstanding prior to its public offering in June 2005. In connection with the offering, the preference shares were converted into common shares, substantially all of the Class A warrants were exercised or cancelled and all of the Class B and Class C warrants were cancelled. In addition, in connection with the offering TBS effectively recapitalized, creating two new classes of common stock and canceling its three existing classes of common stock, as well as converting all outstanding preferred shares into common stock. As a result, TBS anticipates that its results for the quarter ended June 30, 2005 and for the full year will not be affected by these adjustments.

The Company discovered these errors in connection with preparing its second quarter financial statements. The Company's audited financial statements for the year ended December 31, 2004 and unaudited interim financial statements for the periods ended March 31, 2005 and 2004, included in our registration statement filed on Form S-1 contained these errors in the Company's basic and fully diluted earnings per share calculations and accordingly such previously issued financial statements will be restated and should no longer be relied upon. These errors were limited to previously reported earnings per share and did not impact previously reported revenues, expenses, net income, cash flows, assets, liabilities or shareholders' equity. The Company intends to file restated financial statements for the periods noted above on form 8-K as soon as possible.

The following table gives effect to these adjustments.

Earnings Per Shares Calculation, As Restated

	Year Ended December 31,			Three Months Ended March 31,
	2002	2003	2004	2004	2005
Numerators:				(unaudited)	(unaudited)
Net (loss) income (used in diluted EPS	$(1,522,715)	(1,994,175)	$41,906,694	$12,132,895	$16,193,358
Net income allocated to preference shares	—	—	(11,497,264)	(67,033)	(4,299,122)
Dividends on mandatorily redeemable preference shares	(1,491,366)	(796,827)	—	—	—
Net (loss) income available for common shareholders	$(3,014,081)	$(2,791,002)	$30,409,430	$12,065,862	$11,894,236
Denominators:
Basic-weighted average common shares outstanding	4,000,000	4,000,000	4,000,000	4,000,000	5,533,333
Dilutive effect of Series A, B and C warrants			3,999,999	3,999,999	2,466,666
Diluted-weighted average common shares and share equivalents outstanding	4,000,000	4,000,000	7,999,999	7,999,999	7,999,999
(Loss) income per common share
Basic	$(0.75)	$(0.70)	$7.60	$3.02	$2.15
Diluted	$(0.75)	$(0.70)	$3.80	$1.51	$1.49

Earnings Per Shares, As Previously Reported

	Year Ended December 31,			Three months ended March 31,
	2002	2003	2004	2004	2005
Numerators:				(unaudited)	(unaudited)
Net (loss) income (used in diluted EPS	$(1,522,715)	$(1,994,175)	$41,906,694	$12,132,895	$16,193,358
Dividends on mandatorily redeemable preference shares	(1,491,366)	(796,827)	—	—	—
Net (loss) income available for common shareholders	$(3,014,081)	$(2,791,002)	41,906,694	12,132,895	16,193,358
Denominators:
Basic-weighted average common shares outstanding	4,000,000	4,000,000	4,000,000	4,000,000	5,022,222
Dilutive effect of convertible preference shares			2,000,000	2,000,000	2,000,000
Dilutive effect of Series A, B and C warrants			2,399,999	2,399,999	1,377,777
Diluted-weighted average common shares and share equivalents outstanding	4,000,000	4,000,000	8,399,999	8,399,999	8,399,999
(Loss) income per common share
Basic	$(0.75)	$(0.70)	$10.48	$3.03	$3.22
Diluted	$(0.75)	$(0.70)	$4.99	$1.44	$1.93

About TBS International Limited: TBS is an ocean transportation services company that offers worldwide shipping solutions through liner, parcel, bulk and vessel chartering services. TBS has developed its business around key trade routes between Latin America and China, Japan and South Korea, as well as select ports in North America, Africa and the Caribbean. TBS provides frequent regularly scheduled voyages in its network, as well as cargo scheduling, loading and discharge for its customers.

For more information, please contact:

Ferdinand V. Lepere
Executive Vice President and Chief Financial Officer
TBS International Limited
Phone: 914-961-1000
E-mail: InvestorRequest@tbsship.com